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                                                                     EXHIBIT 5.1


                       [BAKER & HOSTETLER LLP LETTERHEAD]


                                 March 13, 1998





Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas   79549

Gentlemen:

                 We have acted as counsel for Patterson Energy, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 (the "Act") on Form S-8 of a total of 2,800,000 shares of the Company's Common Stock, $0.01 Par Value (the "Shares") covered by the Patterson Energy, Inc. 1993 Stock Incentive Plan, as amended (the "Plan"). The Registration Statement on Form S-8 and exhibits thereto filed with the Securities and Exchange Commission (the "Commission") under the Act are referred to herein as the "Registration Statement." The 2,800,000 Shares includes 700,000 Shares covered by Post-Effective Amendment No. 1 to Form S-8 Registration Statement (SEC File
Number: 033-97972) filed by the Company with the Commission on July 17, 1997 and 700,000 shares covered by Form S-8 Registration Statement (SEC File
Number: 333-35399) filed by the Company with the Commission on September 11, 1997.

                 The number of shares of Common Stock stated herein gives effect to a 2-for-1 stock split effected in July 1997 and a 2-for-1 stock split effected in January 1998.

                 We have examined the Restated Certificate of Incorporation, as amended, the Bylaws and the Minutes of the Board of Directors of the Company, the applicable laws of the State of Delaware and a copy of the Registration Statement.


                 Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Company is authorized to issue and to sell the Shares; and the Shares, when issued pursuant to the terms of the Plan will be fully paid and nonassessable.

                 We hereby consent to the use of this opinion as a part of the Registration Statement.


                                         Very truly yours,



                                         /s/ Baker & Hostetler LLP

                                         BAKER & HOSTETLER LLP